UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 20, 2014

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement.
Item 8.01	Other Events

On October 20, 2014, the Company hired Dr. G. Kenneth Smith as its Vice President of Legal. The position of Vice President of Legal duties includes providing senior management with effective advice on legal strategies and negotiating critical business contracts. The Vice President of Legal reports to and receives direction from the CEO and shall perform such functions and duties as are required by the Company’s CEO.

Dr. Smith has a Ph.D. in Biochemistry from the University of Houston (1997) and a J.D. from the University of Houston (1994). Prior to joining, Elite, Dr. Smith served as Chief Intellectual Property Counsel for Alpharma Inc and Head of North American Intellectual Property for Sanofi Aventis. In both positions, Dr. Smith had global responsibility for all intellectual property issues related to multiple business units involved in various technologies including branded products, animal health products, active pharmaceutical ingredients (API), generic drugs, and vaccines. He has managed and participated in international intellectual property litigation, including European and Japanese oppositions as well as patent litigation in Canada and France. Dr. Smith has also been involved in trademark issues, and many licensing and acquisition negotiations. Dr. Smith also has an MBA with a concentration in entrepreneurship from Lehigh University (2007), an MS in Biochemistry from the University of Illinois (1989) and a B.S. in Chemistry and Psychology from the College of William and Mary (1978).

The company also announced the appointments of Dr. Jason LePree as Vice President of Scientific Affairs and Dr. Sophy Abraham as Head of Regulatory Affairs.

Dr. LePree joins Elite with a wealth of experience in formulations and analytical research and development having most recently served as the Principal Scientist, Formulations Research and Development for Capsugel. Dr. LePree also held previous positions in research and development with Abon Pharmaceuticals, Penwest Pharmaceuticals, Novartis, and Hoffman-LaRoche. Dr. LePree has a B.S. in Pharmacy from Rutgers University and a Ph.D. in Pharmacy from the University of Wisconsin. He is also an Adjunct Professor of Pharmacy at Long Island University.

Dr. Abraham brings to Elite extensive regulatory and analytical experience having worked for over 20 years at Teva Pharmaceuticals. Her most recent position at Teva was Senior Regulatory Associate. Dr. Abraham has B.S. in Zoology, Botany, and Chemistry from the University of Kerala, India and a Ph.D. in Zoology from the University of Baroda, India.

 A copy of the press release is being finished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press release dated October 24, 2014, announcing new management appointments of Dr. Kenneth Smith, J.D., M.B.A., as Vice President of Legal, Dr. Jason LePree as Vice President of Scientific Affairs and Dr. Sophy Abraham as Head of Regulatory Affairs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2014

ELITE PHARMACEUTICALS, INC.

By:	s/Nasrat Hakim
Nasrat Hakim, President and CEO